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Exhibit 23.1

CONSENT OF IDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-8 No. 333-126094) pertaining to Credence Systems Corporation Amended and Restated 1993 Stock Option Plan, Amended and Restated Employee Stock Purchase Plan and Amended and Restated 2005 Stock Incentive Plan,

  (2)
  Registration Statement (Form S-8 No. 333-116047) pertaining to the NPTest Holdings Corporation 2003 Stock Incentive Plan (assumed by Credence Systems Corporation),

  (3)
  Registration Statement (Form S-8 No. 114768) pertaining to Credence Systems Corporation Amended and Restated 1993 Stock Option Plan and Amended and Restated Employee Stock Purchase Plan,

  (4)
  Registration Statement (Form S-8 No. 333-27499) pertaining to Credence Systems Corporation 1993 Stock Option Plan and Employee Stock Purchase Plan,

  (5)
  Registration Statements (Form S-8 Nos. 333-32834 and 333-59051) pertaining to Credence Systems Corporation 1993 Stock Option Plan,

  (6)
  Registration Statement (Form S-8 No. 333-38428) pertaining to the 1996 Stock Option Plan of TMT, Inc. (assumed by Credence Systems Corporation),

  (7)
  Registration Statement (Form S-8 No. 333-50432) pertaining to Credence Systems Corporation Supplemental Stock Option Plan, 1993 Stock Option Plan and Employee Stock Purchase Plan,

  (8)
  Registration Statement (Form S-8 No. 333-58100) pertaining to Credence Systems Corporation Supplemental Stock Option Plan,

  (9)
  Registration Statement (Form S-8 No. 333-69584) pertaining to the 1995 Stock Incentive Plan, 1995 Stock Option Plan for Non-Employee Directors, 1995 Employee Stock Purchase Plan, and the 2000 Nonqualified Stock Option Plan of Integrated Measurement Systems, Inc. (each assumed by Credence Systems Corporation),

  (10)
  Registration Statement (Form S-8 No. 333-74346) pertaining to the Fluence Technology, Inc. 1997 Stock Option Plan (assumed by Credence Systems Corporation), Opmaxx, Inc. 1997 Stock Option/Stock Issuance Plan (assumed by Credence Systems Corporation), Credence Systems Corporation 1993 Stock Option Plan and Credence Systems Corporation Supplemental Stock Option Plan,

  (11)
  Registration Statement (Form S-8 No. 333-77007) pertaining to Credence Systems Corporation 1993 Stock Option Plan and 1994 Employee Stock Purchase Plan,

  (12)
  Registration Statement (Form S-8 No. 333-102916) pertaining to Credence System Corporation 1993 Stock Option Plan, Employee Stock Purchase Plan, and the Optonics, Inc. 2001 Stock Option and Incentive Plan (assumed by Credence Systems Corporation),

  (13)
  Registration Statement (Form S-3 No. 333-125722) pertaining to the registration of 615,157 shares of common stock,

  (14)
  Registration Statement (Form S-3 No. 333-108069) pertaining to the Credence $180 million, 1.50% convertible subordinated notes and 15,915,119 shares of common stock,

  (15)
  Registration Statement (Form S-4 No. 333-113990) pertaining to the registration of 33,201,258 shares of common stock and 203,036 non-voting convertible stock in connection with the acquisition of NPTest;

  (16)
  Registration Statement (Form S-3 No. 333-108069) pertaining to the Credence 3.5% convertible senior subordinated notes due 2010 face value is $122.5 million

  (17)
  Registration Statement (Form S-8 No. 333-140120) pertaining to Inducement Stock Option Grant to Joy Leo (Grant Date of April 16, 2007) and Inducement Stock Option Grant to Pat Brady (Grant Date of April 16, 2007)

of our reports dated January 15, 2008, with respect to the consolidated financial statements and schedule of Credence Systems Corporation and effectiveness of internal control over financial reporting of Credence Systems Corporation included in this Annual Report (Form 10-K) for the year ended November 3, 2007.

/s/ Ernst & Young LLP
San Jose, California January 15, 2008

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  Exhibit 23.1
CONSENT OF IDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM